Applied Spectrum Technologies, Inc.

Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

For the Nine Months Ended September 30, 2006

Applied Spectrum Technologies, Inc.
Index to Pro Forma Condensed Consolidated Financial Statements (Unaudited)

Page(s)

Introduction to Pro Forma Condensed Consolidated Financial Statements (Unaudited)	1

Pro Forma Condensed Consolidated Balance Sheet (Unaudited)	2

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)	3

Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)	4

Applied Spectrum Technologies, Inc.
Introduction to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

The following unaudited pro forma condensed consolidated financial statements are presented to illustrate the estimated effects of Applied Spectrum Technologies, Inc.’s (“Applied Spectrum”) acquisition of Ever Leader Holdings Limited (“Ever Leader”) (the “Exchange Transaction”) and the subscription by certain accredited and institutional investors for the purchase of our shares of Common Stock (the “Financing”) on our historical financial position and our results of operations. We have derived our historical financial data from our unaudited financial statements for the nine months ended September 30, 2006. We have derived Ever Leader’s historical financial data from its unaudited but reviewed financial statements for the nine months ended September 30, 2006, included elsewhere in this Form 8-K.

The unaudited pro forma condensed consolidated statement of operations for the nine months ended September 30, 2006 assumes that the Exchange Transaction and Financing were consummated on January 1, 2006. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2006 assumes the Exchange Transaction and Financing were consummated on that date. The information presented in the unaudited pro forma condensed consolidated financial statements does not purport to represent what our financial position or results of operations would have been had the Exchange Transaction and Financing occurred as of the dates indicated, nor is it indicative of our future financial position or results of operations for any period. You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Exchange Transaction and Financing.

The pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of Applied Spectrum and Ever Leader.

Applied Spectrum Technologies, Inc.
Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
(Amounts expressed in U.S. Dollars)

	September 30, 2006
	Applied	Ever	Pro Forma Adjustments (1)								Pro Forma
	Spectrum	Leader	(2)	(3)	(4)	(5)	(6)	(6)	(7)	(7)	Combined
Assets
Currents assets
Cash and cash equivalents	$26,243	$654,839				$9,830,000					$10,511,082
Restricted cash	-	-				520,000					520,000
Accounts receivable, net	-	5,377,122									5,377,122
Other receivables	-	438,845									438,845
Inventories	-	1,146,366									1,146,366
Total current assets	26,243	7,617,172									17,993,415
Property and equipment, net	-	18,191,736									18,191,736
Intangible assets, net	-	1,938,752									1,938,752
Total assets	$26,243	$27,747,660									$38,123,903

Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$-	$84,642									$84,642
Accrued liabilities	-	631,294									631,294
Value-added taxes payable	-	229,052									229,052
Shareholder loan	-	54,709									54,709
Payable to related parties	-	129,437									129,437
Bank loans payable	-	1,935,729									1,935,729
Total current liabilities	-	3,064,863									3,064,863
Loans payable to related parties	-	1,909,266									1,909,266
Total liabilities	-	4,974,129									4,974,129

Minority interest	-	1,137,463									1,137,463

Stockholders' Equity
Common stock	5,354	1,283		63,659	706	25,962					96,964
Additional paid-in capital	16,210,416	7,658,496	(16,189,527)	(63,659)	325,697	10,719,038	1,214,677	(1,214,677)	135,148	(135,148)	18,660,461
Statutory surplus reserve fund	-	2,203,886									2,203,886
Accumulated other comprehensive income	-	128,615									128,615
Retained earnings (deficit)	(16,189,527)	11,643,788	16,189,527		(326,403)	(395,000)					10,922,385

Total stockholders' equity	26,243	21,636,068									32,012,311
Total liabilities and stockholders' equity	$26,243	$27,747,660									$38,123,903

Applied Spectrum Technologies, Inc.
Pro Forma Condensed Consolidated Statement of Operations (Unaudited)
(Amounts expressed in U.S. Dollars)

	Nine Months Ended September 30, 2006
	Applied	Ever	Pro Forma Adjustments (1)									Pro Forma
	Spectrum	Leader	(2)	(3)	(4)	(5)	(6)	(6)	(7)	(7)		Combined

Revenue	$-	$12,377,528										12,377,528
Cost of goods sold	-	(7,565,433)										(7,565,433)
Gross profit	-	4,812,095										4,812,095

Operating expenses												-
Selling	-	(446,826)										(446,826)
General and administrative	-	(1,072,843)										(1,072,843)
Research and development	-	(75,545)										(75,545)
Total operating expenses	-	(1,595,214)										(1,595,214)
Operating income (loss)	-	3,216,881										3,216,881
Interest expense	-	(117,623)										(117,623)
Other income (expense)	-	(3,089)			(326,403)	(395,000)						(724,492)
Income (loss) before minority interest and income taxes	-	3,096,169										2,374,766
Minority interest	-	(159,282)										(159,282)
Net income (loss)	-	2,936,887										2,215,484
Other comprehensive income (loss)
Foreign currency tranlsation	-	47,845										47,845

Comprehensive income (loss)	$-	$2,984,732										$2,263,329

Earnings (loss) per share - basic and diluted	N/A	$30.81										$0.02

Weighted average shares outstanding - basic and diluted	N/A	95,329									(8)	96,964,406

Applied Spectrum Technologies, Inc.
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(Amounts expressed in U.S. Dollars)

(1)
The Exchange Transaction is deemed to be a reverse acquisition. In accordance with the Accounting and Financial Reporting Interpretations and Guidance provided by the staff of the U.S. Securities and Exchange Commission, Applied Spectrum (the legal acquirer) is considered the accounting acquiree and Ever Leader (the legal acquiree) is considered the accounting acquirer. The consolidated financial statements of the combined entity will in substance be those of Ever Leader, with the assets and liabilities, and revenues and expenses, of Applied Spectrum being included effective from the date of consummation of the Exchange Transaction. Applied Spectrum is deemed to be a continuation of the business of Ever Leader. The outstanding stock of Applied Spectrum prior to the Exchange Transaction will be accounted for at its net book value and no goodwill will be recognized.

(2)	To eliminate the accumulated deficit of Applied Spectrum upon closing of the Exchange Transaction.

(3)
To reflect the issuance of 64,942,360 shares of Applied Spectrum Common Stock (legal acquiror) for all of the issued and outstanding shares of Ever Leader Common Stock (legal acquireee, but accounting acquirer) upon closing of the Exchange Transaction, resulting in the elimination of all issued and outstanding shares of Ever Leader Common Stock (1,000,000 shares with a par value of $1,283)

(4)
To reflect the issuance of 706,195 shares of Applied Spectrum Common Stock to various third party consultants for services rendered related to the Exchange Transaction (valued at $0.4622 per common share of Applied Spectrum) upon closing of the Exchange Transaction.

(5)
To reflect the issuance of 25,961,760 shares of Applied Spectrum Common Stock to certain accredited and institutional investors upon closing of the Exchange Transaction at a per share issuance price of $0.4622 and gross proceeds of $12,000,000, less placement agent commissions of $1,080,000 charged against paid- in capital as issuance costs, less estimated transaction related fees and expenses of $175,000 charged against paid in capital as issuance costs. This adjustment also reflects a $395,000 Exchange Transaction advisory fee payment, charged to Other Expense, paid upon closing of the Exchange Transaction.

(6)
To reflect the issuance of warrants to purchase 25,961,760 shares of Applied Spectrum Common Stock, at an exercise price of $0.555 per share, that were included as part of the issuance of the 25,961,760 shares of Applied Spectrum Common Stock to certain accredited and institutional investors upon closing of the Exchange Transaction as described in (5) above. The fair value of the warrants was estimated using a Black-Scholes option pricing model with the following assumptions: (a) a risk-free interest rate of 4.63%, (b) expected volatility of 10%, (c) expected life equal to the contractual life of the warrants of 5 years, and (4) no dividends. The aggregate relative fair value of the warrants was then recorded as a reduction to additional paid-in capital (common stock) with a corresponding increase to additional paid-in capital (warrants).

(7)
To reflect the issuance of warrants to purchase 2,596,176 shares of Applied Spectrum Common Stock, at an exercise price of $0.555 per share, to the placement agent who aided in the issuance of the 25,961,760 shares of Applied Spectrum Common Stock to certain accredited and institutional investors upon closing of the Exchange Transaction as described in (5) above. The fair value of the placement agent warrants was estimated using a Black-Scholes option pricing model with the following assumptions: (a) a risk-free interest rate of 4.63%, (b) expected volatility of 10%, (c) expected life equal to the contractual life of the warrants of 5 years, and (4) no dividends. The aggregate fair value of the placement agent warrants has been treated as an issuance cost and recorded as a reduction to additional paid-in capital (common stock) with a corresponding increase to additional paid-in capital (warrants).

(8)
These Pro Forma financial statements assume the Exchange Transaction and Financing occurred as of the beginning of the nine month period ending September 30, 2006. Therefore, the weighted average number of shares outstanding for the nine month period ending September 30, 2006 equals the total number of shares outstanding upon completion of the Exchange Transaction and Financing as follows:

Applied Spectrum Technologies, Inc.
Notes to Pro Forma Condensed Consolidated Financial Statements (Unaudited)
(Amounts expressed in U.S. Dollars)

Pre-Exchange Transaction and Financing Applied Spectrum Common Shares Outstanding:	5,354,091
Applied Spectrum Common Shares Issued for all outstanding shares of Ever Leader:	64,942,360
Applied Spectrum Common Shares Issued to Third Party Consultants:	706,195
Applied Spectrum Common Shares Issued to Accredited and Institutional Investors:	25,961,760
Total Applied Spectrum Common Shares Outstanding Post-Exchange and Financing:	96,964,406

Note that the potentially issuable shares of common stock underlying the Investor and Placement Agent warrants have been excluded from the weighted average number of shares outstanding in the calculation of basic and diluted earnings per share as application of the treasury stock method would result in the assumed exercise of the Investor and Placement Agent warrants being anti-dilutive.